Exhibit 10.21

CONFIDENTIAL TREATMENT

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [*], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

FIRST AMENDMENT TO

LICENSE AGREEMENT

This First Amendment to License Agreement (the “Amendment”) is entered into effective as of May 27, 2011 (the “Amendment Effective Date”) by and between Gen-Probe Incorporated, a Delaware corporation, having a principal place of business at 10210 Genetic Center Drive, San Diego, California 92121-4362 (“Gen-Probe”), and Roka Bioscience, Inc., a Delaware corporation, having a principal place of business at 20 Independence Boulevard, 4th Floor, Warren, New Jersey 07059 (“Company”).

RECITALS

WHEREAS, Gen-Probe and Company entered into that certain License Agreement effective as of September 10, 2009 (the “License Agreement”); and

WHEREAS, Gen-Probe and Company wish to amend the License Agreement to, among other things, clarify the nature of the Company’s rights with respect to Infection Control Applications (as such term is defined in the License Agreement).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

TERMS

1.	Definitions. All capitalized terms used in this Amendment but not otherwise defined herein will have the respective meaning given to such terms in the License Agreement.

2.	Amendment of Section 2.1(d). Section 2.1(d) of the License Agreement is hereby amended and restated to read in its entirety as follows:

“(d) Exclusivity. The rights granted under this Section 2.1 shall be exclusive in the Company Field, even as to Gen-Probe, except for (i) the rights granted by Gen-Probe under the agreements between Gen-Probe and Third Parties existing as of the Effective Date as set forth on Schedule 2.1(1), (ii) Gen-Probe’s right to commercialize its existing products in the Company Field set forth on Schedule 2.1(ii), (iii) those rights retained by Gen-Probe pursuant to Section 2.1(g), (iv) in the case of the rights granted under Section 2.1(b) and (c), only to the extent of the rights granted under the Stanford Agreement and PHRI Agreement, respectively, and (v) Infection Control Applications. The rights granted under this Section 2.1 may become nonexclusive with respect to Veterinary Applications and/or Bioterrorism Applications under the circumstances described in [*]. For the avoidance of doubt, the rights granted under this Section 2.1 in the Company Field with respect to Infection Control Applications shall be exclusive, even as to Gen-Probe, only as to the Patents directed to CUDA as set forth on Schedule 2.1(iii), and as to all other Gen-Probe Intellectual Property the rights granted under this Section 2.1 shall be non-exclusive for Infection Control Applications in the Company Field.”

3.	Addition of Schedule 2.1(iii). Schedule 2.1(iii) is hereby added to the License Agreement in the form attached hereto.

4.	No Other Amendments. Except as expressly provided in this Amendment, the License Agreement is, and shall continue to be, in fill force and effect in accordance with its terms, without further amendment thereto.

5.	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument. Facsimile signatures are deemed equivalent to original signatures for purposes of this Amendment.

6.	Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. This Amendment is effective on the Amendment Effective Date.

IN WITNESS WHEREOF, the parties to this Amendment, having read and understood the foregoing, acknowledge their legally binding acceptance of this Amendment by the signatures of their duly authorized representatives below.

GEN-PROBE INCORPORATED	ROKA BIOSCIENCE, INC.

/s/ Carl W. Hull	/s/ Paul G. Thomas
Carl W. Hull	Paul G. Thomas
Chief Executive Officer	Chief Executive Officer

Schedule 2.1(iii)

Patents and Patent Applications Concerning CUDA

[BEGINS ON FOLLOWING PAGE]

SCHEDULE 2.1 (iii)

PART 1: GEN-PROBE PATENT RIGHTS (SOLELY OR JOINTLY-OWNED WITH QUALIGEN)

[*]

PART 2: QUALIGEN-PROBE PATENT RIGHTS

[*]